Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

among:

IMMUNOCELLULAR THERAPEUTICS, LTD.
a Delaware corporation;

IMMUNOCELLULAR MERGER SUB, INC.
a Delaware corporation;

AND

EOM PHARMACEUTICALS, INC.
a Delaware corporation

Dated as of December 1, 2021

This draft agreement is for discussion purposes only and is not binding on any of the Parties referred to herein and will not become binding on any such Party unless it is signed and delivered by all such Parties. This draft agreement is subject to satisfactory completion of due diligence and negotiations by the Parties referred to herein.

AGREEMENT AND PLAN OF MERGER

This **Agreement and Plan of Merger** dated as of November __, 2021, (this "**Agreement**") is by and among ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the "**Company**"), ImmunoCellular Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("**Merger Sub**"), and EOM Pharmaceuticals, Inc., a Delaware corporation ("**EOM**"). For purposes of this Agreement, the Company, Merger Sub and EOM are sometimes collectively referred to as the "**Parties**" and individually as a "**Party**." Capitalized terms used in this Agreement are defined or referenced in **Exhibit A** attached hereto.

WHEREAS, the Parties intend that Merger Sub be merged with and into EOM, with EOM surviving such merger on the terms and subject to the conditions set forth herein (the "**Merger**");

WHEREAS, it is intended that, for U.S. federal income tax purposes, provided the applicable requirements are satisfied, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code and this Merger Agreement shall constitute a "plan of reorganization" within the meaning of Treasury Regulations §§1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement and/or, provided the applicable requirements are satisfied, the Merger shall qualify as a tax-deferred contribution within the meaning of Section 351(a) of the Code;

WHEREAS, following the execution of this Agreement, EOM shall seek to obtain, in accordance with Section 228 of the Delaware General Corporation Law (the "**DGCL**"), a written consent of its stockholders approving this Agreement, the Merger, and the transactions contemplated hereby in accordance with Section 251 of the DGCL; and

WHEREAS, it is the intention of the parties that at or prior to the Closing Date EOM shall have received a new investment commitment of no less than three and a half million dollars ($3,500,000) in net proceeds of which one million dollars (**$1,000,000**) will be delivered at or prior to the Closing Date (the "**Pre-Closing Investment**").

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
THE MERGER AND RELATED TRANSACTIONS

Section 1.1 Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the **DGCL**, on the Effective Time, (a) Merger Sub will merge with and into EOM, and (b) the separate existence of Merger Sub will cease and EOM will continue its corporate existence as the surviving corporation in the Merger (the "**Surviving Corporation**").

Section 1.2 Closing Date. The closing of the Merger (the "**Closing**") will take place as soon as practicable (and, in any event, within 10 Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Closing set forth in ARTICLE V and ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto prior to Closing (the "**Closing Date**"). The Closing shall take place at such location as agreed upon by the parties.

On the Closing Date, the Company, EOM and Merger Sub shall cause a certificate of merger, in the form to be agreed upon by the parties (the "**Certificate of Merger**"), to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL for the Merger to be effective. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (the effective time of the Merger being referred to herein as the "**Effective Time**").

Section 1.3 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of EOM and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of EOM and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.4 Certificate of Incorporation; By-laws. At the Effective Time, (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated to be the same as the certificate of incorporation of Merger Sub attached hereto as **Exhibit B**, until thereafter amended in accordance with the terms thereof or as provided by any Legal Requirement, and (b) the by-laws of the Surviving Corporation shall be amended and restated to be the same as the by-laws of Merger Sub attached hereto as **Exhibit C** (except that the name of the corporation set forth therein shall be changed to the name specified in Section 1.5), until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Legal Requirement.

Section 1.5 Name of Surviving Corporation. From and after the Effective Time the name of the Surviving Corporation shall be "EOM Pharmaceuticals Inc."

Section 1.6 Effect of the Merger on EOM Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Merger Sub, EOM or any holder of EOM common stock ("**EOM Stockholder**"):

(a) Cancellation of EOM Common Stock. Shares of EOM common stock that are owned by EOM or any of its respective direct or indirect wholly owned subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Conversion of EOM Common Stock. Each share of EOM common stock issued and outstanding immediately prior to the Effective Time (other than (i) the shares of EOM common stock to be cancelled and retired in accordance with Section 1.6(a) and (ii) any Dissenting Shares) shall cease to be outstanding and shall be converted and exchanged for, at the Effective Time, the right to receive (as set forth in the Consideration Spreadsheet): (i) 0.90151076 (the "**Common Exchange Ratio**") of a share/share of Company Common Stock (the "**Common Stock Consideration**") and (ii) 0.02 (the "**Preferred Exchange Ratio**") of a share of Company Preferred Stock (the "**Preferred Stock Consideration**" and together with the Common Stock Consideration, the "**Merger Consideration**").

(c) Cancellation of Shares. At the Effective Time, all shares of EOM common stock will no longer be outstanding and all shares of EOM common stock will be cancelled and retired and will cease to exist, and each holder of book-entry shares which immediately prior to the Effective Time represented shares of EOM common stock (each, a "**Book-Entry Share**") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 1.6 hereof.

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any shares of common stock shall continue to evidence ownership of such share of common stock of the Surviving Corporation.

Section 1.7 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 1.6, shares of EOM common stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 1.6(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the "**Dissenting Shares**" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration or the other amounts contemplated by the Consideration Spreadsheet, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; *provided, however,* that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration and the other amounts contemplated by the Consideration Spreadsheet, if any, to which such holder is entitled pursuant to Section 1.6(b), without interest thereon, upon delivery of a duly executed and completed Letter of Transmittal.

Section 1.8 Payment and Exchange Mechanics.

(a) Letter of Transmittal. As soon as commercially practicable, to the extent not previously delivered, EOM shall mail or otherwise deliver to each EOM Stockholder, a letter of transmittal in substantially the form attached hereto as **Exhibit D** (each, a "**Letter of Transmittal**") to the mailing address or electronic mail address set forth opposite such holder's name on the Consideration Spreadsheet. Following the Effective Time, upon (x) proper delivery of Book Entry Shares for cancellation pursuant to the Letter of Transmittal and (y) delivery of a duly completed and executed Letter of Transmittal, the holder of such Book Entry Shares shall be entitled to receive in exchange therefor, the consideration reflected on the Consideration Spreadsheet in accordance with Section 1.6. Until surrendered as contemplated by this Section 1.8(a), each Book Entry Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable portion of the Merger Consideration payable pursuant to this Agreement in respect of such Book Entry Share. Holders of Book Entry Shares shall not be entitled to receive any portion of the Merger Consideration to which they would otherwise be entitled until such Book Entry Shares are properly delivered.

(b) The Merger Shares issuable in the Merger shall be issued in book-entry or certificated form and shall include the following legend (along with any other legends that may be required under applicable Legal Requirements):

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM

SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

(c) No Further Rights in the EOM Stock. The applicable portion of the Merger Consideration paid or payable in respect of the surrender for exchange of shares of the EOM Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. If, after the Effective Time, Book Entry Shares are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Section 1.8.

(d) No Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Company Common Stock or Company Preferred Stock shall be issued in exchange for any EOM Common Stock and no holder of the foregoing shall be entitled to receive a fractional share of Company Common Stock. In the event that any holder of EOM Common Stock would otherwise be entitled to receive a fractional share of Company Common Stock or Company Preferred Stock (after aggregating all shares and fractional shares issuable to such holder), then the number of shares of Company Common Stock or Company Preferred Stock, as applicable, shall be rounded down to the nearest whole share.

Section 1.9 Withholding. The Company, Merger Sub and EOM, as applicable, will be entitled to deduct and withhold from the amounts payable pursuant to this Agreement to any Person, and to pay over to the applicable Governmental Body (or other applicable Person) such amounts as the Company, Merger Sub and EOM, as applicable, are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement; provided, however, that the Company shall use commercially reasonable efforts to consult with EOM prior to withholding any amounts payable hereunder and to cooperate with EOM to minimize or eliminate any such withholding. To the extent such amounts are so deducted or withheld and paid to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent that the Company is required to deduct and withhold any amounts in connection with any payments of Merger Shares, the Company shall, at its discretion, be entitled to retain a portion of Merger Shares equal in value to such required deduction or to sell such withheld Merger Shares and to deposit such withheld amounts with the applicable Governmental Body. The Company shall determine, in its sole discretion, the number and class of Merger Shares to be withheld or withheld and sold in order to satisfy its withholding obligations. Each holder of EOM Common Stock acknowledge and agree that the Company may, in its sole discretion, sell any withheld Merger Shares from time to time over a period of time not to exceed 45 days from the Effective Date, and that the price received in such sales may be higher or lower than the potential sale price for such Merger Shares on the date hereof or the Effective Date. Each holder of EOM Common Stock further acknowledges and agrees that the aggregate number of Merger Shares withheld from them to satisfy any and all applicable withholding tax obligations may be greater than if all such sales were made on the Effective Date. Each holder of EOM Common Stock hereby holds the Company harmless against any and all claims that such holder of EOM Common Stock did not receive full value for their EOM Common Stock by virtue of withholding tax obligations being satisfied by sales of Merger Shares over time.

Section 1.10 Closing Deliverables.

(a) At or prior to the Closing Date, EOM shall deliver to the Company the following:

(i) the Certificate of Merger executed by EOM;

(ii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of EOM dated the Closing Date certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the EOM Board of Directors (the "**EOM Board**") authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (2) the written consent of the EOM Stockholders approving the Merger and adopting this Agreement, (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby as of the Closing Date, and (C) the names and signatures of the officers of EOM authorized to sign this Agreement and the other documents to be delivered hereunder (in each case to which EOM is a party);

(iii) a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Body of the jurisdiction under the Legal Requirements in which EOM is organized;

(iv) the Consideration Spreadsheet contemplated in Section 1.11; and attached hereto as **Schedule A**;

(v) the Consents to assignment and approvals listed in **Schedule 3.11**;

(vi) Letters of Transmittal from all of the EOM Stockholders;

(vii) a statement from EOM validly executed by a duly authorized officer of EOM that EOM is not, and has not been at any time during the five (5) years preceding the date of such statement, a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code, such statement in form and substance reasonably satisfactory to the Company and conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and a notice of such statement to be delivered by the Company to the IRS on behalf of EOM in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(b) On the Closing Date, the Company shall deliver to EOM the following:

(i) the Certificate of Merger executed by the Company or Merger Sub, as applicable;

(ii) a certificate of the Chairman of the Company Board dated the Closing Date certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the Company Board of Directors (the "**Company Board**") authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (2) a certified copy of the Company's certificate of incorporation and bylaws, (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby as of the Closing Date, and (C) the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder (in each case to which the Company is a party); and

(iii) the Merger Consideration as set forth in the Consideration Spreadsheet.

Section 1.11 Closing Payment Certificate; Closing Date Payments.

(a) No later than three (3) Business Days prior to the Closing Date, EOM shall deliver to the Company the Closing Payment Certificate. The Company will forthwith (i) instruct the Company's transfer agent to issue the Company Common Stock by delivering to the transfer a letter of instruction

substantially in the form attached hereto as **<u>Exhibit E</u>** , and (ii) cause the issuance of the Company Preferred Stock, in each case in accordance with the Closing Payment Certificate.

(b) On the Closing Date, the Company shall deliver the Merger Consideration payable to the EOM Stockholders as set forth in the Consideration Schedule.

Section 1.12 <u>Consideration Spreadsheet</u>.

(a) No later than three (3) Business Days prior to the Closing Date, EOM shall prepare and deliver to the Company and attach as **<u>Schedule A</u>** hereto a spreadsheet (the "**Consideration Spreadsheet**"), certified by the Chief Executive Officer of EOM, which shall set forth, as of the Closing Date and immediately prior to the Effective Time, the following:

(i) the names, addresses and email addresses (to the extent available) of all EOM Stockholders and the number of shares of EOM common stock held by each such Person;

(ii) a calculation of the Adjusted Fully Diluted Shares Outstanding; and

(iii) calculations of the Merger Consideration and the amount of the Merger Consideration payable to each EOM Stockholder (before withholding Taxes, if any).

(b) The parties agree that the Company and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under this Agreement and shall not be responsible for the calculations or the determinations regarding such calculations in such Consideration Spreadsheet.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees that all of the statements in the following subsections of this <u>ARTICLE II</u> are true and complete as of the date hereof, except as set forth in the Company Schedules (defined below).

Section 2.1 <u>Corporate Organization</u>.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of the Company. "**Material Adverse Effect**" means, when used with respect to the Company, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the Company, or materially impair the ability of the Company to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

(b) Copies of the Certificate of Incorporation and Bylaws of the Company with all amendments thereto, as of the date hereof (the "**Company Charter Documents**"), have been, or will be

upon request, furnished to EOM, and such copies are accurate and complete as of the date hereof. The minute books of the Company are current as required by law, contain the minutes of all meetings of the Company Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Company Board and its stockholders. The Company is not in violation of any of the provisions of the Company Charter Documents.

Section 2.2 Capitalization of the Company.

(a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, par value $0.0001, of which 4,195,213 shares of Company Common Stock are issued and outstanding immediately prior to the Merger and (ii) 1,000,000 shares of Company Preferred Stock of which no shares of preferred stock are issued and outstanding immediately prior to the Merger. Except as set forth in the Company Schedules, (i) there are no outstanding warrants, options or other securities convertible into or exchangeable or exercisable for common stock and (ii) the Company is not bound or otherwise obligated with respect to any registration rights or preemptive rights.

(b) All of the issued and outstanding shares of the capital stock of the Company immediately prior to this Merger are, and all shares of the capital stock of the Company when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the capital stock of the Company described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of the Company has any right to rescind or bring any other claim against the Company for failure to comply with the Securities Act, or state securities laws.

(c) The Company has reserved 25,000 shares of common stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2016 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "**Stock Plan**"). Of such reserved shares of common stock, no shares have been issued, no options to purchase shares have been granted and are currently outstanding, and all of such reserved shares of common stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to EOM complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

Section 2.3 Outstanding Agreements. Except as set forth in the Company Schedules, the Company is not a party to any material agreements.

Section 2.4 Authorization, Validity and Enforceability of Agreements. The Company has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the "**Agreements**") to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of the Company and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Other than the filing of the Certificate of Merger with the Delaware Secretary of State, the Company does not need to give any notice to, make any filings

with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the Merger Shares in connection with the Merger.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of the Agreements by the Company, nor the consummation by the Company of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the Company Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which the Company is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the Company's assets, including without limitation, the Merger Shares.

Section 2.6 Subsidiaries. The Company does not have any subsidiaries and does not own, beneficially or of record, any shares of or control any other corporation, or equity interests in any other entity.

Section 2.7 Litigation. There is no action, suit, proceeding or investigation ("**Action**") pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, that may affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by the Company or any of its affiliates currently pending or which the Company or any of its affiliates intends to initiate.

Section 2.8 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material Liability for the Company. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.9 Financial Statements. Except as set forth in the Company Schedules:

(a) The Company has delivered to EOM correct and complete copies of (i) the internally prepared unaudited balance sheet of the Company as of December 31, 2020, and the related internally prepared unaudited statement of operations for the year ended December 31, 2020 and (ii) the internally prepared unaudited consolidated balance sheet of the Company as of June 30, 2021 and the related internally prepared statement of operations for the six months ended June 30, 2021.

(b) Each set of financial statements fairly present in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the interim financial statements may be subject to normal adjustments

which were not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole.

(c) The unaudited Company balance sheets are true and accurate and present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, and all assets reflected therein are properly reported and present fairly the assets of the Company. All of the Company's assets will be reflected on its financial statements, and, except as set forth in the Company Schedules or the financial statements of the Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

(d) The Company has no liabilities with respect to the payment of any federal, state, county, local, foreign or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable. No deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company. The Company has duly and timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects. The Company has duly and timely paid all Taxes, of any kind or form, whether or not shown on any Tax Return. All Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party have been withheld by the Company in all respects. There has been no Tax audit, nor has there been any written notice to the Company by any Taxing authority regarding any such Tax audit, or, to the knowledge of the Company, is any such Tax audit threatened with regard to any Taxes or the Company's Tax Returns. The Company does not expect the assessment of any additional Taxes of the Company for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the Liability for Taxes of the Company. The Company acknowledges and agrees that the Company has relied on the advice of its own Tax advisors with respect to the Tax consequences to the Company resulting from the transactions contemplated by this Agreement and not on any statement or representation of EOM or any holder of EOM common stock and further acknowledges and agrees that neither EOM nor any holder of EOM common stock makes any representations or warranties, nor are such Persons providing any indemnification to the Company, as to the Tax consequences of the transactions contemplated by this Agreement or any other transactions related thereto; and

(e) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct.

Section 2.10 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, the Company Board minutes and financial and other records of whatsoever kind of the Company have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11 Title and Related Matters. The Company has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Company

balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules.

Section 2.12 Governmental Authorizations and Third-Party Consents. The Company is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, including but not limited to the filing of the Certificate of Merger with the Delaware Secretary of State, as hereinafter provided, no authorization, approval, waiver, consent, or order of, or registration, declaration, or filing with, any court or other governmental body, or any third party, including a party to any agreement with the Company, is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section 2.13 Insurance. The Company has in full force and effect directors and officers insurance concerning such casualties as would be reasonable and customary for companies like the Company.

Section 2.14 Employment Matters. The Company has no employees other than its executive officers.

Section 2.15 Approval of Agreement. The Company Board has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 2.16 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by the Company to arise, between the Company and any accountants and/or lawyers formerly or presently engaged by the Company. The Company is current with respect to fees owed to its accountants and lawyers.

Section 2.17 Interested Party Transactions. Except as set forth in the Company Schedules, the Company is not indebted to any officer or director of (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company.

Section 2.18 Finders' Fees. The Company is not and has not incurred, nor will it incur, directly or indirectly, any Liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. The Company shall indemnify and hold EOM and the EOM Stockholders harmless against any Liability or expense arising out of, or in connection with, any such claim.

Section 2.19 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body, agency or instrumentality (collectively, the "**Money Laundering Laws**") and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 2.20 Absence of Undisclosed Liabilities. Except as specifically disclosed in the Company Schedules, since June 30, 2021: (a) there has been no event, occurrence or development that has resulted

in or could result in a Material Adverse Effect; (b) the Company has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (c) the Company has not declared or made any dividend or distribution of cash or property to its stockholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (d) the Company has not made any loan, advance or capital contribution to or investment in any person or entity; (e) the Company has not discharged or satisfied any lien or encumbrance or paid any obligation or Liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (f) the Company has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; (g) except for this Agreement, the Company has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business; (h) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (i) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (j) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees.

Section 2.21 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its respective business, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

Section 2.22 Company Schedules. The Company has delivered to EOM the following schedules, which are collectively referred to as the "**Company Schedules**" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement: (a) a schedule of any exceptions to the representations made herein; and (b) a schedule containing the other information requested herein.

Section 2.23 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Company or the Company Stockholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EOM

EOM represents, warrants and agrees that all of the statements in the following subsections of this ARTICLE III, pertaining to EOM, are true and complete as of the date hereof, except as set forth in the EOM Schedules (defined below).

Section 3.1 Incorporation. EOM is a company duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not violate any provision of EOM's Articles of Incorporation or Bylaws, or similar documents. EOM has taken all actions required by law, its Articles of Incorporation or Bylaws, or otherwise to authorize the execution and delivery of this

Agreement. EOM has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or Bylaws, and otherwise to consummate the transactions herein contemplated, subject to obtaining approval of the EOM Stockholders.

Section 3.2 Authorized Shares. The authorized capital stock of EOM consists of: (i) 100,000,000 shares of common stock, par value $0.0001 per share, of which 50,000,000 shares of common stock are issued and outstanding immediately prior to the Merger and (ii) 5,000,000 shares of preferred stock, par value $0.0001, none of which are issued or outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as set forth on Schedule 3.2, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of EOM.

Section 3.3 Outstanding Agreements. Except as set forth in the EOM Schedules, EOM is not a party to any material agreements.

Section 3.4 Subsidiaries. EOM does not have any subsidiaries and does not own, beneficially or of record, any shares of or control any other corporation, or equity interests in any other entity.

Section 3.5 Approval of Agreement. The Board of Directors of EOM has authorized the execution and delivery of this Agreement by EOM and the transactions contemplated hereby, and has recommended to the EOM Stockholders that the Merger be accepted.

Section 3.6 Valid Obligation. This Agreement and all agreements and other documents executed by EOM in connection herewith constitute the valid and binding obligation of EOM, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.7 Books and Records. All the accounts, books, registers, ledgers, minutes and financial records of EOM have been fully, properly and accurately kept and completed.

Section 3.8 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of EOM after reasonable investigation, threatened by or against EOM or affecting EOM or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. EOM does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.9 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which EOM is a party or to which any of its assets, properties or operations are subject.

Section 3.10 Compliance With Laws and Regulations. To the best of its knowledge, EOM has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of EOM or except to the extent that noncompliance would not result in the occurrence of any material Liability for EOM. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.11 Governmental Authorizations and Third-Party Consents. Except as set forth on **Schedule 3.11**, EOM is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, and except as set forth on **Schedule 3.11**, no authorization, approval, waiver, consent, or order of, or registration, declaration, or filing with, any court or other governmental body, or any third party, including a party to any agreement with EOM, is required in connection with the execution and delivery by EOM of this Agreement and the consummation by EOM of the transactions contemplated hereby.

Section 3.12 Taxes. EOM has no liabilities with respect to the payment of any federal, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable. No deficiency for any Taxes has been proposed, asserted or assessed in writing against EOM. EOM has duly and timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects. EOM has duly and timely paid all Taxes, of any kind or form, whether or not shown on any Tax Return. All Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party have been withheld by EOM in all respects. There has been no Tax audit, nor has there been any written notice to EOM by any Taxing authority regarding any such Tax audit, or, to the knowledge of EOM, is any such Tax audit threatened with regard to any Taxes or EOM's Tax Returns. EOM does not expect the assessment of any additional Taxes of EOM for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the Liability for Taxes of EOM. EOM acknowledges and agrees that EOM and the holders of EOM common stock has relied on the advice of their own respective Tax advisors with respect to the Tax consequences to such Person resulting from the transactions contemplated by this Agreement and not on any statement or representation of the Company or Merger Sub and further acknowledges and agrees that neither the Company nor Merger Sub makes any representations or warranties, nor are such Persons providing any indemnification to EOM or any holder of EOM common stock, as to the Tax consequences of the transactions contemplated by this Agreement or any other transactions related thereto.

Section 3.13 Finders' Fees. EOM has not incurred, nor will it incur, directly or indirectly, any Liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.14 Intellectual Property. EOM **Schedule 3.14** lists all intellectual property owned by EOM.

Section 3.15 Money Laundering Laws. The operations of EOM are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no Action involving EOM with respect to the Money Laundering Laws is pending or, to the knowledge of EOM, threatened.

Section 3.16 Absence of Undisclosed Liabilities. Except as specifically disclosed in the EOM Schedules, since June 30, 2021 (a) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (b) EOM has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (c) EOM has not declared or made any dividend or distribution of cash or property to its stockholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (d) EOM has not made any loan, advance or capital contribution to or investment in any person or entity; (e) EOM has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (f) EOM has

not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; (g) except for this Agreement, EOM has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business; (h) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (i) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (j) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees.

Section 3.17 Investment Representations.

(a) Each EOM Stockholder (i) is an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the Merger Shares only for its own account and not for the account of others, and (iii) is not acquiring the Merger Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. No EOM Stockholder is an entity formed for the specific purpose of acquiring the Shares.

(b) EOM acknowledges that the Merger Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and the Merger Shares have not been registered under the Securities Act. The Merger Shares may not be resold, transferred, pledged or otherwise disposed of by any EOM Stockholder, absent an effective registration statement under the Securities Act with respect to the Merger Shares or an opinion of counsel reasonably satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available. The Merger Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the EOM Stockholders may not be able to readily resell the Merger Shares and may be required to bear the financial risk of an investment in the Merger Shares for an indefinite period of time. The EOM Stockholders have been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Shares.

Section 3.18 Information. The information concerning EOM set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.19 EOM Schedules. EOM has delivered to the Company and the following schedules, which are collectively referred to as the "**EOM Schedules**" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of EOM to be complete, true, and accurate in all material respects as of the date of this Agreement: (a) a schedule of any exceptions to the representations made herein; and (b) a schedule containing the other information requested herein.

ARTICLE IV
CERTAIN COVENANTS OF THE PARTIES

Section 4.1 Stockholders Consent.

(a) EOM shall use its commercially reasonable efforts to obtain, within ten (10) days following the execution and delivery of this Agreement, the Requisite EOM Stockholder Vote pursuant to written consents of the EOM Stockholders in form satisfactory to the Company (the "**Written Consent**"). The materials submitted to the EOM Stockholders in connection with the Written Consent

shall include the EOM Board Recommendation. Promptly following receipt of the Written Consent, EOM shall deliver a copy of such Written Consent to the Company.

(b) Promptly following, but in no event more than three Business Days after, receipt of the Written Consent, EOM shall prepare and mail a notice (the "**Stockholder Notice**") to every EOM Stockholder that did not execute the Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the EOM Board unanimously determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the EOM Stockholders and unanimously approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (ii) provide the EOM Stockholders to whom it is sent with notice of the actions taken in the Written Consent, including the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Section 228(e) of the DGCL and the bylaws of EOM and (iii) notify such EOM Stockholders of their dissent and appraisal rights pursuant to Section 262 of the DGCL. The Stockholder Notice shall include therewith a copy of Section 262 of Delaware Law and all such other information as the Company shall reasonably request, and shall be sufficient in form and substance to start the twenty (20) day period during which a EOM Stockholder must demand appraisal of such EOM Stockholder's EOM common stock as contemplated by Section 262(d)(2) of the DGCL. All materials submitted to the Stockholders in accordance with this Section 4.1(b) shall be subject to the Company's advance review and reasonable approval.

Section 4.2 Public Announcements. Neither the Company nor EOM shall (and shall ensure that none of its representatives) issue any press release or make any public statement regarding (or otherwise disclose to any Person, who is not bound by confidentiality obligations, the existence or terms of) this Agreement or the transactions contemplated hereby, without the prior written consent of the other Party, except as required by law or any regulatory body, including but not limited to OTC Markets.

Section 4.3 Use of Proceeds. EOM shall not use the Pre-Closing Investment or the cash held by the Company at Closing to repay EOM's existing indebtedness.

Section 4.4 Listing. The Surviving Corporation shall maintain the quotation of the Company Common Stock on at least the OTC Pink tier of the OTC Markets, or a higher tier of the OTC Markets for a period of no less than four years, except in the event of a merger involving or a buyout of the Surviving Corporation, or similar transaction. Notwithstanding the foregoing, this Section 4.4 shall not prohibit the Surviving Corporation from changing the principal listing of the Company Common Stock to the Nasdaq Stock Market, New York Stock Exchange, or NYSE American (collectively, the "**Stock Markets**"), in which case the covenant contained in this Section 4.4 shall instead apply with respect to maintaining the listing of the Company Common Stock on such Stock Market.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF THE EOM SHAREHOLDERS

The obligations of EOM and the EOM Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by EOM or the EOM Stockholders, as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of the Company. All representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2 Agreements and Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Documents. The Company must have caused the following documents to be delivered to EOM:

(a) Share Certificates. Share certificates, or shares held in book-entry form, evidencing the Merger Shares registered in the name of the EOM Stockholders;

(b) Executed Agreement. This Agreement duly executed;

(c) Closing Deliverables. All documents described under Section 1.10(b) of this Agreement;

(d) Consents; Approvals. Copies of all applicable consents and approvals of the Company's Boards of Directors and all consents, approvals, permits and authorizations required under the Company Charter Documents, and all consents, including any material consents and waivers by the Company's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(e) Resignations and Appointments. Simultaneously with the Closing, (i) the existing Company Board shall elect Eli Goldberger, Irach Taraporewala, Shalom Hirschman and Wayne I. Danson to fill vacancies on the Company Board, (ii) the currently existing members of the Company Board shall resign from the Company Board, and (iii) all officers of the Company shall have tendered their resignations as officers and as employees of the Company.

(f) Good Standing Certificates. Current good standing certificates or the equivalent for the Company from its jurisdiction of formation and, from each other jurisdiction, if any, in which the Company is qualified or registered to do business as a foreign company.

(g) Other Documents. Such other documents as EOM or the EOM Stockholders may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company, (ii) evidencing the performance of, or compliance by the Company with any

covenant or obligation required to be performed or complied with by the Company, (iii) evidencing the satisfaction of any condition referred to in this ARTICLE V, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6 Liabilities or Agreements. As of the Closing, the Company shall have no debts and no liabilities of any nature nor any contractual or other obligations to the knowledge of the Company except as set forth in the Company Schedules.

Section 5.7 Taxes. Any unpaid Taxes of the Company other than Taxes not yet due and payable, if any, shall be fully and completely settled prior to the Closing.

Section 5.8 Cash. As of the Closing, the Company shall have cash in the amount of at least one million ($1,000,000), as evidenced by most recent bank statements delivered at Closing.

Section 5.9 Pre-Closing Investment. EOM shall have received the Pre-Closing Investment.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Company in its sole discretion:

Section 6.1 Representations and Warranties of EOM and the EOM Stockholders. All representations and warranties made by EOM and the EOM Stockholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Agreements and Covenants. EOM and the EOM Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of EOM shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Documents. EOM and the EOM Stockholders must deliver to the Company at the Closing:

(a) Share Certificates. Share certificates, or shares held in book-entry form, evidencing the EOM Shares registered in the name of the Company;

(b) Executed Agreement. This Agreement duly executed;

(c) Closing Deliverables. All documents described under Section 1.10(a) of this Agreement;

(d) Consents; Approvals. All necessary consents and approvals of the EOM's Boards of Directors and the EOM Stockholders, and all consents, approvals, permits and authorizations required under their respective charter documents, and all consents, including any material consents and waivers by EOM or the EOM Stockholder's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(e) Good Standing Certificates. Current good standing certificates or the equivalent for EOM from its jurisdiction of formation and, from each other jurisdiction, if any, in which EOM is qualified or registered to do business as a foreign company.

(f) Other Documents. Such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of EOM and the EOM Stockholders, (ii) evidencing the performance of, or compliance by EOM and the EOM Stockholders with, any covenant or obligation required to be performed or complied with by EOM and the EOM Stockholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this ARTICLE VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.6 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the EOM Shares, or any other stock, voting, equity, or ownership interest in, EOM, or (b) is entitled to all or any portion of the Merger Shares.

Section 6.7 Pre-Closing Investment. EOM shall have received the Pre-Closing Investment.

ARTICLE VII
SURVIVAL, CONFIDENTIALITY AND POST-CLOSING COVENANTS

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed after the Closing Date) shall expire on the Closing Date, and each party to this Agreement acknowledges they will have no claims against any other party to this Agreement after the Closing Date.

Section 7.2 Confidentiality. All information provided by one party to the other in connection with the preparation of this Agreement or otherwise in connection with the transactions contemplated hereby, or proposed business combination, shall be deemed to be "Proprietary Information" as defined under that certain Mutual Non-Disclosure Agreement dated May 25, 2021, entered into by and among EOM and the Company, a copy of which is attached hereto as **Exhibit F**.

Section 7.3 Post-Closing Covenants. As soon as possible after the Closing, the Company Board and Company's stockholders, to the extent required, shall approve:

(a) an amended and restated Certificate of Incorporation of the Company to change the name of the Company to "EOM Pharmaceuticals Inc.", or such other name as approved by the Company Board (including the four new directors designated at the Closing),

(b) any required amendment to the Company's amended and restated bylaws,

(c) the 2021 Equity Incentive Plan, in substantially the form attached hereto as **Exhibit G**,

(d) other matters necessary or advisable in connection with this Agreement and the transactions contemplated hereby.

The Company shall use its commercially reasonable efforts to cause the conditions set forth in this Section 7.3 to be satisfied as soon as possible after the Closing.

Section 7.4 Indemnification of Directors and Officers.

(a) The Parties agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company, as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in **Schedule 7.5(a)**, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b) The Company shall, and the Parties shall cause the Company to (i) maintain in effect for a period of four (4) years after the Closing Date, if available, the current policies of directors' and officers' liability insurance maintained by the Company immediately prior to the Closing Date (provided that the Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Closing Date "tail" insurance policies with a claims period of four (4) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement).

(c) The obligations of the Parties under this Section 7.4 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 7.4 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 7.4 applies shall be third-party beneficiaries of this Section 7.4, each of whom may enforce the provisions of this Section 7.4).

(d) In the event EOM, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any entity, then, and in either such case, proper provision shall be made so that the successors and assigns of EOM or the Company, as the case may be, shall assume all of the obligations set forth in this Section 7.4.

Section 7.5 Further Assurances. Each of the parties hereto agrees that it will, from time to time after the date of the Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement, including the closing conditions described in ARTICLE V and ARTICLE VI.

ARTICLE VIII
TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company and EOM;

(b) by the Company by written notice to EOM if:

(i) none of the Company or Merger Sub is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by EOM pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VI and such breach, inaccuracy or failure has not been cured by EOM within ten days of EOM's receipt of written notice of such breach from the Company; or

(ii) any of the conditions set forth in ARTICLE VI shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2021, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by EOM by written notice to the Company if:

(i) EOM is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or Merger Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE V and such breach, inaccuracy or failure has not been cured by the Company or Merger Sub within ten days of such party's receipt of written notice of such breach from EOM; or

(ii) any of the conditions set forth in ARTICLE V shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2021, unless such failure shall be due to the failure of EOM to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by the Company or EOM if there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Governmental Body shall have issued an Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) as set forth in this ARTICLE VIII, Section 7.2 and ARTICLE IX hereof; and

(a) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.2 Third Party Beneficiaries. Except as provided in Section 7.4 and Section 9.11, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 9.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or seven (7) days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to EOM or the EOM Stockholders, to:

EOM Pharmaceuticals, Inc.
136 Summit Ave., Suite 100
Montvale, NJ 07645
Attn.: Wayne I. Danson, Chief Financial Officer
Email: wayned@eompharma.com

With a copy to (which copy shall not constitute notice):

Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, NY 10036
Email: lbrilleman@lbcounsel.com

If to the Company, to:

642 Riven Rock Road
P.0. Box 301
Zephyr Cove, NV 89448
Attention: Gary S. Titus, Chairman of the Board

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so

delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts, including via electronic signatures (such as DocuSign), each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.10 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in New Castle County, Delaware, in connection with any action.

Section 9.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. Notwithstanding the foregoing, Section 7.4 shall not be amended without the written consent of any director or officer of the Company to whom Section 7.4 applies. The directors and officers to whom Section 7.4 applies shall be third-party beneficiaries of Section 7.4 and this Section 9.11.

Section 9.12 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE PARTIES, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

[Balance of Page Intentionally Left Blank]

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ImmunoCellular Therapeutics, Ltd.

DocuSigned by:
Gary Titus
286D51BB4DD346E...

Name: Gary S. Titus
Title: Chairman of the Board

ImmunoCellular Merger Sub, Inc.

DocuSigned by:
Gary Titus
286D51BB4DD346E...

Name: Gary S. Titus
Title: President

EOM Pharmaceuticals, Inc.

____

Name: Eli Goldberger
Title: Chairman and Chief Operating Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ImmunoCellular Therapeutics, Ltd.

____
Name: Gary S. Titus
Title: Chairman of the Board

ImmunoCellular Merger Sub, Inc.

____
Name: Gary S. Titus
Title: President

EOM Pharmaceuticals, Inc.

____
Name: Eli Goldberger
Title: Chairman & Chief Operating Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this **Exhibit A**):

"**Action**" is defined in Section 2.7.

"**Adjusted Fully Diluted Shares Outstanding**" means, without duplication, as of immediately prior to the Effective Time, the aggregate number of shares of EOM common stock issued and outstanding immediately prior to the Effective Time.

"**Agreement**" is defined in the Preamble.

"**Book-Entry Share**" is defined in Section 1.6(c).

"**Business Day**" means any day except Saturday, Sunday or any other day on which commercial banks located in the United States of America are authorized or required by law to be closed for business.

"**Certificate of Merger**" is defined in Section 1.2.

"**Closing Date**" is defined in Section 1.2.

"**Closing**" is defined in Section 1.2.

"**Code**" means the Internal Revenue Code of 1986, as amended.

"**Common Exchange Ratio**" is defined in Section 1.6(b).

"**Common Stock Consideration**" is defined in Section 1.6(b).

"**Company Board**" is defined in Section 1.10(b)(ii).

"**Company Charter Documents**" is defined in Section 2.1(b).

"**Company Common Stock**" means the shares of common stock, par value $0.0001 per share, of Company.

"**Company Preferred Stock**" means the shares of Series C convertible preferred stock, par value $0.0001 per share, of the Company, having the rights set forth in the form of the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock attached hereto as **Exhibit H**.

"**Company Schedules**" is defined in Section 2.22.

"**Company**" is defined in the Preamble.

"**Consideration Spreadsheet**" is defined in Section 1.12(a) and attached as Schedule A.

"**Contract**" means any written, oral or other agreement, contract, subcontract, lease, license, covenant, understanding, arrangement, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

"**DGCL**" is defined in the Recitals.

"**Dissenting Shares**" is defined in Section 1.7.

"**Effective Time**" is defined in Section 1.2.

"**Encumbrance**" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim or restriction of any nature (but excluding licenses).

"**Entity**" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

"**EOM Board Recommendation**" means the EOM Board has (i) approved the Merger and the terms thereof set forth in the Agreement, (ii) determined that the Merger is advisable and fair and in the best interests of EOM and the EOM Stockholders, (iii) directed that the "agreement of merger" set forth in this Agreement be submitted to the EOM Stockholders for adoption, and (iv) resolved to recommend that the EOM Stockholders adopt the "agreement of merger" set forth in the Agreement.

"**EOM Board**" is defined in Section 1.1(a)(ii).

"**EOM Schedules**" is defined in Section 3.19.

"**EOM Stockholder**" is defined in Section 1.6.

"**EOM**" is defined in the Preamble.

"**Governmental Body**" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

"**IRS**" means the Internal Revenue Service.

"**Legal Requirement**" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

"**Letter of Transmittal**" is defined in Section 1.8(a).

"**Liability**" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“**Material Adverse Effect**” is defined in Section 2.1(a).

“**Merger Consideration**” is defined in Section 1.6(b).

“**Merger Shares**” means the shares of Common Stock and Preferred Stock issuable as Merger Consideration.

“**Merger Sub**” is defined in the Preamble.

“**Merger**” is defined in the Recitals.

“**Money Laundering Laws**” is defined in Section 2.19.

“**Parties**” is defined in the Preamble.

“**Person**” means any individual, Entity or Governmental Body.

“**Pre-Closing Investment**” is defined in the Recitals.

“**Preferred Exchange Ratio**” is defined in Section 1.6(b).

“Preferred Stock Consideration” is defined in Section 1.6(b).

“**Requisite EOM Stockholder Vote**” means the affirmative vote or consent of (i) the holders of a majority of the outstanding shares of EOM common stock.

“**Securities Act**” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“**Stock Markets**” is defined in Section 4.4.

“**Stock Plan**” is defined in Section 2.2(c).

“**Stockholder Notice**” is defined in Section 4.1(b).

“**Surviving Corporation**” is defined in Section 1.1.

“**Tax Return**” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“**Tax**” means (i) any and all U.S. federal, state, local, and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value-added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment (including social security), escheat, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any Liability for the payment of any amounts of the type described in clause (i) as a result of being (or having been) a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any Liability

for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any Liability for taxes of a predecessor or transferor or otherwise by operation of law.

"**Written Consent**" is defined in Section 4.1(a).

EXHIBIT B

CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION

OF

IMMUNOCELLULAR MERGER SUB, INC.

The undersigned, a natural person (the "***Sole Incorporator***"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

The name of this corporation is ImmunoCellular Merger Sub, Inc.

II.

The registered office of the corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801 and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

IV.

This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 1,000, each having a par value of $0.01.

V.

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election.

C. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

D. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

VI.

A. The liability of the directors for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the corporation (and any other persons to which applicable law permits the corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any officer or director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

VIII.

The name and the mailing address of the Sole Incorporator is as follows:

Gary Titus
ImmunoCellular Therapeutics, Ltd.
642 Riven Rock Road
P.O. Box 301
Zephyr Cove, NV 89448

IX.

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim against the corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the corporation's certificate of incorporation or bylaws or (iv) any action asserting a claim against the corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent

permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

[Remainder of this page intentionally left blank]

This Certificate has been subscribed as of December 1, 2021 by the undersigned who affirms that the statements made herein are true and correct.

____

GARY TITUS
Sole Incorporator

EXHIBIT C

BYLAWS

BYLAWS

OF

IMMUNOCELLULAR MERGER SUB, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801 or in such other location as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS' MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law ("***DGCL***").

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation's notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL and applicable law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this paragraph), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to

holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; *provided, however*, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "***1934 Act***"), and Rule 14a-4(d) thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "***Solicitation Notice***").

(c) Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section (or elected or appointed pursuant to Article IV of these Bylaws) shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or

any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) Notwithstanding the foregoing provisions of this Section, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the "***SEC***") pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by directors representing a quorum of the Board of Directors or (iv) by the holders of shares entitled to cast not less than 20% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder

so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting pursuant to the Certificate of Incorporation, these Bylaws or applicable law. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary

relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting (including giving consent pursuant to Section 13) shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d) An electronic mail, facsimile or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such electronic mail, facsimile or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic mail, facsimile or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic mail, facsimile or electronic transmission. The date on which such electronic mail, facsimile or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic mail, facsimile or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic mail, facsimile or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office.

The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time.

Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Section 16. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Term of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director; *provided, however*, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20. Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to elect such director.

Section 21. Meetings

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer (if a director), the President (if a director) or any director.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving; *provided, however*, that such number shall never be less than 1/3 of the total number of directors except that when one director is authorized, then one director shall constitute a quorum. At any meeting, whether a quorum

be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in this Section to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of paragraphs (a) or (b) of this Section may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace

any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is not a director or is absent, the President (if a director), or if the President is not a director or is absent, the most senior Vice President (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary directed to do so by the Chief Executive Officer or President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If

the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors, or by the Chief Executive Officer or other officer if so authorized by the Board of Directors.

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no Chief Executive Officer and no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section.

(c) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, the President shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. If the office of Chief Executive Officer is vacant, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(e) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(g) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer

shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 29. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the Chief Executive Officer or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 32. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries of funds to the credit of the corporation or on special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 34. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of shares of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; *provided, however,* that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be

the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 37. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 38. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34 of these Bylaws), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; *provided, however,* that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 39. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 40. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 41. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 42. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article, "executive officers" shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; *provided, however,* that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, *provided, further,* that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under paragraph (d) of this Section.

(b) Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether

civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, *provided, however*, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Section shall not be exclusive of any other right which such person may have or hereafter acquire under any

applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f) **Survival of Rights**. The rights conferred on any person by this Section shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) **Insurance**. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section.

(h) **Amendments**. Any repeal or modification of this Section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) **Saving Clause**. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable law.

(j) **Certain Definitions**. For the purposes of this Section, the following definitions shall apply:

(1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

ARTICLE XII

NOTICES

Section 43. Notices.

(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 of these Bylaws. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in paragraph (a) of this Section, or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 44. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; *provided, however*, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS

Section 45. Loans to Officers. Except as otherwise prohibited under applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

MISCELLANEOUS

Section 46. Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's stockholders; (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, the certificate of incorporation or the Bylaws of the corporation; or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.

IMMUNOCELLULAR MERGER SUB, INC.
CERTIFICATE OF SECRETARY

I HEREBY CERTIFY THAT:

I am the duly elected and acting Secretary of **IMMUNOCELLULAR MERGER SUB, INC.**, a Delaware corporation (the "***Company***"); and

Attached hereto is a complete and accurate copy of the Bylaws of the Company as duly adopted by the Board of Directors by Unanimous Written Consent dated December 1, 2021 and said Bylaws are presently in effect.

Effective December 1, 2021.

____
Gary Titus
Secretary

EXHIBIT D

FORM OF LETTER OF TRANSMITTAL

Letter of Transmittal for Shares of EOM Pharmaceuticals, Inc. Surrendered for Shares Pursuant to the Merger of ImmunoCellular Merger Sub, Inc. with and into EOM Pharmaceuticals, Inc.

DELIVERY INSTRUCTIONS

ImmunoCellular Therapeutics, Inc.
642 Riven Rock Road
P.0. Box 301
Zephyr Cove, NV 89448
Attention: Gary S. Titus, Chairman of the Board
Email: gary.s.titus@outlook.com

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IF SHARES OR CERTIFICATES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH DIFFERENT REGISTERED HOLDER.

Ladies and Gentlemen:

Reference is herein made to the Agreement and Plan of Merger, dated December 1, 2021, by and among EOM Pharmaceuticals, Inc., a Delaware corporation ("Company"), ImmunoCellular Therapeutics, Ltd., a Delaware corporation ("Purchaser"), and ImmunoCellular Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser ("Merger Sub") (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Purchaser (the "Merger"). In connection with the Merger, the undersigned herewith surrenders any and all certificates (the "Certificates"), which prior to the Merger represented the Company's shares of common stock par value $0.0001 per share (the "Shares") held by the undersigned immediately prior to the effectiveness of the Merger, in exchange for the consideration contemplated by the Merger Agreement payable in respect of any such Shares. Capitalized terms not defined herein shall have the meanings given them in the Merger Agreement. **By delivery of this Letter of Transmittal to Purchaser, the undersigned hereby (i) forever waives all dissenter's rights under Delaware law and (ii) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Shares owned by the undersigned.**

The undersigned represents that the undersigned owns and has full authority to surrender the Shares, free and clear of all liens, claims and encumbrances. No person other than the undersigned has any interest in the Shares. The undersigned has had an opportunity to review with the undersigned's own tax advisors the tax consequences to the undersigned of the transactions contemplated by the Merger Agreement. The undersigned understands that the undersigned must rely solely on the undersigned's advisors and not on any statements or representations by the Purchaser, the Company or any of their respective representatives. The undersigned understands that the undersigned (and not the Purchaser or the Company) shall be solely responsible for the undersigned's own tax liability that may arise from the transactions contemplated by this Letter of Transmittal or the Merger Agreement. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The surrender of Shares hereby is irrevocable at and following the effectiveness of the Merger.

The undersigned understands that surrender of the Shares is not made in acceptable form until the receipt by Purchaser of this Letter of Transmittal duly completed and signed, and of any applicable Certificate(s), it being understood that surrender of the Shares will not occur unless and until the effectiveness of the Merger. All questions as to validity, form and eligibility of any surrender of Shares hereby will be determined by Purchaser and such determination shall be final and binding. Purchaser shall have the absolute right to reject any or all deposits of Certificates which are not in proper form and to waive any irregularities or conditions of such deposits. Purchaser shall give notice to any holder of Shares whose Certificates are so rejected promptly following such rejection, which notice shall specify the reasons for such rejection. Note that if you have lost any Certificate(s), please follow the instruction 4 in the instructions accompanying this Letter of Transmittal.

The undersigned understands that payment for surrendered Shares will be made in accordance with the terms of the Merger Agreement following the effectiveness of the Merger and after the receipt by Purchaser of a properly completed copy of this Letter of Transmittal, any required tax forms (follow the instruction 5 in the instructions accompanying this Letter of Transmittal), the surrender of Certificate(s) representing any Shares and such other documents required under the Merger Agreement. The undersigned understands that by submitting this Letter of Transmittal, and surrendering any applicable Certificate(s), the undersigned also surrenders any Shares that may be issued to the undersigned after the Certificate(s) are surrendered and prior to the closing of the Merger.

If the Merger Agreement is terminated in accordance with its terms, this Letter of Transmittal will be deemed null and void and have no further force and effect (including without limitation with respect to the surrender of any Shares).

Whenever possible, each provision or portion of any provision of this letter of transmittal shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this letter of transmittal is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or

unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this letter of transmittal shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

In the event of any conflict between any provision of this Letter of Transmittal and the Merger Agreement, the Merger Agreement shall control. This letter of transmittal and all disputes, claims or controversies arising out of or relating to this letter of transmittal, or the negotiation, validity or performance of this letter of transmittal, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

***

The undersigned irrevocably waives any and all notice rights, approval rights, rights of first refusal or first offer, co-sale rights, and similar rights with respect to the Merger and the Merger Agreement, including under the Company's charter documents, any agreement between the undersigned and the Company, applicable law, or otherwise.

Except as set forth below, effective as of the closing of the transactions contemplated by of the Merger Agreement (the "Closing"), the undersigned, on behalf of the undersigned and the undersigned's subsidiaries affiliates, officers, directors, stockholders, employees, agents, advisors, other representatives, family members, heirs, beneficiaries, estates, executors, administrators, trustees, successors and assigns (as applicable) (each, a "Releasing Party"), hereby releases, discharges and covenants not to sue Purchaser, the Company, Merger Sub, and each of their parents, affiliates and subsidiaries (and, to the extent they would be liable in respect of their relationship with any of the foregoing, each of the officers, directors, managers, partners, members, stockholders, employees, agents, advisors, other representatives, family members, heirs, beneficiaries, estates, executors, administrators, trustees, successors and assigns of the foregoing) (each, a "Released Party") from any and all actions, disputes, controversies, rights, obligations, liabilities, liens, debts, damages, costs, expenses, claims, suits, judgments, and demands of every kind, nature and description, known or unknown, fixed or contingent, past, present or future, at law, in equity or otherwise (collectively, "Claims"), that such Releasing Party had, has, or may in the future have, concerning the Company or any subsidiary thereof related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Closing.

The foregoing release, discharge and covenant not to sue shall not cover any rights of the undersigned (i) under the Merger Agreement or any other agreement entered into in connection with the signing or Closing, including, without limitation, the right of the undersigned to receive any consideration pursuant to the Merger Agreement, and/or any counterclaims in connection with a Claim first brought by a Released Party; (ii) if the undersigned is or was an employee, consultant or other service provider of the Company, any rights that the undersigned may have with respect to salaries, bonuses, accrued vacation and expenses or other cash compensation that accrued prior to the Closing including but not limited to accrued but unpaid compensation or other statutory indemnification rights that may not be released by law or any other rights that are prohibited by law from being released, compromised or exchanged; (iii) for accrued benefits arising from or under any employee benefit plan of the Company, if the undersigned is an employee of the Company; (iv) for reasonably and properly incurred but unreimbursed business expenses on behalf of the Company in accordance with the Company's policies, if the undersigned is an employee of the Company; (v) for any indemnification or similar obligations of the Company or any subsidiary thereof existing as of the date hereof to the undersigned or any Releasing Party in their capacity as a director, officer or employee of the Company under (A) the charter documents of the Company or any subsidiary thereof, (B) with respect to any directors' and officers' liability insurance policy maintained by the Company, (C) any indemnification agreement to which the undersigned and the Company are parties or (D) applicable law; (vi) that cannot be waived as a matter of applicable law; (vii) that the undersigned may have to continued participation in the health or other benefit plans of the Company or any subsidiary thereof in accordance with applicable law and/or the terms of such health or other benefit plans if the undersigned is an employee of the Company; (viii) for any Claims relating to any executory commercial agreements as of the date of this Letter of Transmittal to which the undersigned or any of the undersigned's affiliates are a party; or (ix) for any claim for coverage, if any, under any of the Company's liability insurance policy(ies).

The undersigned may hereafter discover facts in addition to, or different from, those that the undersigned now knows or believes to be true with respect to the subject matter of the foregoing release, but it is the undersigned's intention to fully, finally and forever, on behalf of the Releasing Parties, settle and release all Claims (subject to the above exceptions), and, in furtherance of this intention, the foregoing release shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different facts. The undersigned, on behalf of the Releasing Parties, hereby waives and relinquishes all rights and benefits that they may have under any applicable law, including Section 1542 of the Civil Code of the State of California ("Section 1542"), to the full extent that it may lawfully do so in respect of the foregoing release. Section 1542 provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

***

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

DO NOT USE WHITEOUT OR CORRECTION TAPE – DO NOT CROSS OUT INCORRECT INFORMATION
CONTACT THE COMPANY FOR ADDITIONAL COPIES OF THE LETTER OF TRANSMITTAL

	DESCRIPTION OF SHARES SURRENDERED	
Name(s) of Registered Holder(s) (Please fill in, exactly as name(s) appear(s) on Share Certificate(s)		

Security Position(s) Surrendered (Attach additional signed list if necessary)

Share Type (e.g. Common Shares)	**Share Certificate Number(s) (if applicable)**	**Check box if Electronic Certificate(s) held** (See Instruction 5)	**Check box if Share Certificate (if applicable) Lost/Misplaced** (See Instruction 4)	**Number of Shares Represented by Share Certificate(s)**
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IMPORTANT - STOCKHOLDER SIGNATURE PAGE

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s). Signature below certifies that no language alterations have been made in any way to this form of Letter of Transmittal.

If Stockholder is a natural person:

Date: ___________________________ ____
Signature of Stockholder

Date: ___________________________ ____
Signature of Spouse (if applicable)

Mailing Address: ______________________________
____
____
Fax: ______________________________
Telephone: ______________________________

If Stockholder is an entity:

Date: ___________________________ ____
Name of Entity

By: ____________________________________
Signature

____
Print Name

____
Title

Mailing Address: ______________________________
____
____
Fax: ______________________________
Telephone: ______________________________

(Complete the IRS Form W-9 contained herein or applicable IRS Form W-8 (available online at www.irs.gov). See instruction 6.)

INSTRUCTIONS

1. *Delivery of Letter of Transmittal and, if applicable, Certificate(s).* This Letter of Transmittal filled in and signed, must be used in connection with the surrender of the Shares at or following the effectiveness of the Merger, and the delivery and surrender of Certificate(s) for any Shares. A Letter of Transmittal, and the Certificate(s) for any Shares, must be received by Purchaser, in satisfactory form, in order to make an effective surrender. Delivery of Certificate(s) and other documents shall be effected, and the risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) to Purchaser. The method of delivery of Certificate(s) and other documents is at the election and risk of the shareholder. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Surrender may be made by mail, by hand or by overnight courier to Purchaser at the following:

ImmunoCellular Therapeutics, Inc.
642 Riven Rock Road
P.0. Box 301
Zephyr Cove, NV 89448
Attention: Gary S. Titus, Chairman of the Board

Upon receipt by Purchaser of this Letter of Transmittal, and surrender of the Certificate(s) for any Shares, any Shares issued subsequent to such surrender and prior to the closing of the Merger shall be deemed to be surrendered for payment effective at the effective time of the Merger.

2. *Terms of Conversion of the Shares.* Each Share (as shown in the box on the first page of this Letter of Transmittal) will be converted at the effective time of the Merger into the right to receive the consideration contemplated by the Merger Agreement.

3. *Signatures on Letter of Transmittal and Endorsements.* The signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever. If any of the Shares surrendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and surrendered hereby, no endorsements of Certificates or separate stock powers are required.

4. *Letter of Transmittal Required; Surrender of Certificate(s); Lost Certificate(s).* You will not receive any consideration for your Shares unless and until you deliver this Letter of Transmittal duly completed and signed, to Purchaser, together with the Certificate(s) representing any Shares and any required accompanying evidences of authority in form satisfactory to the Company. If any Certificate(s) has (have) been lost or destroyed, you should (a) complete this Letter of Transmittal, (b) complete the Affidavit of Lost or Destroyed Certificate(s) attached hereto indicating that your Certificate(s) has/have been lost, stolen or destroyed and have such Affidavit of Lost or Destroyed Certificate(s) notarized and (c) mail or otherwise deliver the Letter of Transmittal and the Affidavit of Lost or Destroyed Certificate(s) to Purchaser at the address set forth above. No interest will be paid on amounts due for the Shares.

5. *Electronic Certificates.* If you hold electronic Certificate(s), then by checking the box on in the electronic certificate column you confirm the surrender and cancellation of your electronic certificate(s) for the shares listed in Box B above.

6. *IRS Form W-9 or IRS Form W-8.* Each shareholder surrendering Shares for payment is required to provide Purchaser with a correct Taxpayer Identification Number ("TIN") and certain other information on an appropriate Form W-9 (attached hereto), or an appropriate IRS Form W-8 (available online at www.irs.gov).

[IRS Form W-9]

AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE

Complete this form only if you cannot locate some or all of your EOM Pharmaceuticals, Inc. stock certificate(s) and you do not hold electronic certificate(s) for such shares.

STATE OF ___________________________)

) ss.

COUNTY OF _________________________)

_________________________, whose address is ____, being duly sworn, deposes and says:

That the undersigned is the legal and beneficial owner of ____________ shares of _________________ EOM Pharmaceuticals, Inc., represented by certificate(s) number(s) ______________________, and that the above certificate(s) has not been endorsed for transfer;

That neither the above stock certificate(s), nor the rights of the undersigned therein have, in whole or in part, been assigned, transferred, hypothecated, pledged, or otherwise disposed of;

That the undersigned is entitled to the full and exclusive possession of the above stock certificate(s);

That the undersigned has searched thoroughly for the above stock certificate(s) and has been unable to locate it and believes it to be lost; and

That this Affidavit is made for the purpose of delivering the former shares represented by the above stock certificate to Purchaser in connection with the merger of ImmunoCellular Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of ImmunoCellular Therapeutics, Inc. ("Purchaser"), with and into EOM Pharmaceuticals, Inc. ("EOM"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") by and among EOM, Purchaser, and Merger Sub. The undersigned hereby agrees after delivery of this Affidavit to immediately deliver to the party to whom the Affidavit has been delivered, such lost certificate(s) should it hereafter come into the undersigned's possession or control.

The undersigned hereby agrees to indemnify and hold harmless Purchaser and Merger Sub and their respective officers and directors for any claim, loss, cost, damage or expense (including without limitation reasonable attorneys' fees) relating to or arising from the above-referenced lost certificate(s).

____ ____

Print name: ___________________________________ Print name: ___________________________________

Subscribed and sworn to before me this

________, day of _____________, 2021.

____

Notary Public

Stamp or Seal:

EXHIBIT E

LETTER OF INSTRUCTION

(ImmunoCellular Letterhead)

November 30, 2021

Computershare Trust Company, N.A.
Transfer Agent and Registrar
Attn: Dmitriy Podolny
150 Royall Street
Canton, MA 02021

Re: Newly Issued Shares of ImmunoCellular Therapeutics, Ltd.

Ladies and Gentleman,

This letter is directed to you as transfer agent for the common stock, $0.0001 par value (the "Common Stock"), of ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the "Company"). By action of the Board of Directors of the Company effective December 1, 2021, the Company has authorized the issuance of 45,075,538 shares of Common Stock (the "Common Shares") in a private placement pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, ImmunoCellular Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and EOM Pharmaceuticals, Inc., a Delaware corporation ("EOM"), to the shareholders of EOM identified on Schedule A attached hereto. The Company has also authorized the issuance of 1,000,000 shares of Series C Convertible Preferred Stock (the "Preferred Shares") in a private placement pursuant to the Merger Agreement, to the shareholders of EOM identified on Schedule B attached hereto. In accordance therewith, you are instructed to issue and deliver, in book entry form, the Common Shares to the individuals and in the amounts set forth in the attached Schedule A, dated effective November 30, 2021. You are further instructed to issue and deliver, in book entry form, the Preferred Shares to the individuals and in the amounts set forth in the attached Schedule B, dated effective November 30, 2021.

You are further instructed that the Common Shares and Preferred Shares issued should bear the following restrictive legend:

> The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Please contact me at (925) 895-4498 or Dan Lyman of Dorsey & Whitney LLP at (801) 933-4028 with any questions.

ImmunoCellular Therapeutics, Ltd.

By:_______________________________

Name: Gary S. Titus

Title: Chairman of the Board

EXHIBIT F

MUTUAL NON-DISCLOSURE AGREEMENT

MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

THIS MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT (***"Agreement"***) is made effective as of May 25, 2021 (the ***"Effective Date"***), by and between **EOM Pharmaceuticals Inc.**, a Delaware corporation, located at 136 Summit Avenue, Suite 100 Montvale NJ 07645, and **Immunocellular Therapeutics LTD** a Corporation, located at 18375 Ventura Blvd., Suite 381,Tarzana, California 91356, for the purpose of assuring the protection and preservation of the confidential and/or proprietary nature of information to be made available by each party to the other party in connection with discussions or negotiations between the parties regarding a proposed business relationship (a ***"Business Relationship"***).

In consideration of the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Confidential Information. Subject to the limitations set forth in Section 2, ***"Confidential Information"*** of a party shall mean all information disclosed by or on behalf of such party (the ***"Disclosing Party"***) to the other party (the ***"Receiving Party"***), whether in oral, written, graphic, electronic or other form. In particular, Confidential Information of the Disclosing Party shall include, without limitation, trade secrets, know-how, inventions, ideas, discoveries, developments, designs, techniques, tangible and intangible information relating to algorithms as predictive biomarkers and human therapeutic and diagnostic products and products candidates; compositions of matter and other chemical or biological materials; processes, procedures and formulations for manufacturing, producing, processing and/or testing any of the foregoing; methods of administering, and methods of treatment using, any of the foregoing; products, processes, drawings, improvements, formulas, techniques, programs, equations, methods, developmental or experimental work, research or clinical data, instruments, devices, algorithms, computer software and hardware; and information regarding research, development, current and proposed products and services, manufacturing, marketing and selling, business plans, business methods, budgets, finances, unpublished financial statements, licensing, collaboration, development, manufacturing or strategic arrangements, prices and costs, buying habits and practices, suppliers, vendors, customers, licensors, licensees and strategic partners, potential business opportunities, the existence and terms of any business discussions, negotiations or agreements to which the Disclosing Party is party, and information regarding the skills and compensation of employees and consultants.

The existence and terms of this Agreement, including the existence of any discussions or negotiations between the parties concerning a possible transaction or the status thereof and the fact that either party has disclosed Confidential Information to the other party, shall be deemed to be Confidential Information of both parties.

2. Exceptions. Confidential Information of a Disclosing Party shall not include information that the Receiving Party can demonstrate by competent written evidence:

(a) is now, or hereafter becomes, through no breach of this Agreement by the Receiving Party or any of its Representatives (defined below), generally known or available;

(b) is known by the Receiving Party at the time of receiving such information, as evidenced by its pre-existing written records;

(c) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure; or

(d) is hereafter independently developed by the Receiving Party without reference to or reliance upon Confidential Information and without any breach of this Agreement, as evidenced by its contemporaneously-maintained written records.

For purposes of Section 2(a), no combination of elements within the Confidential Information shall be deemed to be part of the public domain merely because the individual elements of such combination are part of the public domain, unless the entire combination itself, or the entire principle of use or operation of such combination (if any), is part of the public domain. In addition, no element within the Confidential Information shall be deemed to be a part of the public domain merely because it is embraced by more general information or data that is part of the public domain.

3. Non-Disclosure and Non-Use Obligations. The Receiving Party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party. The Receiving Party shall use Confidential Information solely to evaluate the Receiving Party's interest in pursuing a Business Relationship (the ***"Authorized Purpose"***), and for no other purpose. Without limiting the generality of the foregoing, the Receiving Party shall not file any patent application claiming or disclosing any Confidential Information. The Receiving Party shall not use Confidential Information for any purpose or in any manner that would constitute a violation of any laws or regulations, including, without limitation, any applicable export control laws. The Receiving Party shall only permit access to Confidential Information to those of the Receiving Party's Representatives who (a) have a need to know such information for the Authorized Purpose, (b) have been advised by the Receiving Party of the Receiving Party's obligations under this Agreement, and (c) are contractually or legally bound by obligations of non-disclosure and non-use substantially similar as those contained herein. The Receiving Party shall use the highest degree of care that the Receiving Party uses to protect its own confidential or proprietary information to protect the Confidential Information from unauthorized use and unauthorized disclosure, but no less than a reasonable degree of care. The failure of any Representative of the Receiving Party to comply with the terms and conditions of this Agreement shall be considered a breach of this Agreement by the Receiving Party. The Receiving Party shall promptly notify in writing the Disclosing Party in the event of any loss, unauthorized disclosure or unauthorized use of, or any inability to account for, any Confidential Information. For purposes of this Agreement, ***"Representatives"*** of a party shall mean such party's officers, directors, employees, Affiliates and other authorized representatives. ***"Affiliate"*** shall mean any business entity controlled by, controlling, or under common control with a party hereto. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. Disclosure by or to an Affiliate of a party hereto shall be deemed to be a disclosure by or to that party, as applicable

4. Authorized Disclosure. Notwithstanding the provisions of Section 3, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body of competent jurisdiction or is otherwise required by law or regulation, *provided* that the Receiving Party shall give reasonable prompt written notice to the Disclosing Party of such required

disclosure and, at the Disclosing Party's request and expense, shall provide reasonable cooperation with the Disclosing Party's efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law or regulation required, and/or to obtain other confidential treatment of such Confidential Information. In any event, the Receiving Party shall only disclose that portion of the Confidential Information that is legally required to be disclosed.

5. **Copies.** Confidential Information shall not be reproduced by the Receiving Party in any form except as required to accomplish the intent of this Agreement. Any reproduction by the Receiving Party of any Confidential Information of the Disclosing Party shall be and remain the property of the Disclosing Party and shall contain any and all confidential or proprietary notices or legends which appear on the original. All Confidential Information (including all copies thereof) shall at all times remain the property of the Disclosing Party. Upon the Disclosing Party's written request, the Receiving Party shall return to the Disclosing Party or destroy all Confidential Information (including all copies, records and other embodiments thereof, in any medium) in the Receiving Party's possession; *provided, however,* that the Receiving Party may retain a single hard copy of the Confidential Information in the Receiving Party's secure archives for the sole purpose of monitoring compliance with its obligations hereunder, and such retained copy shall be subject to the confidentiality obligations of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require the Receiving Party to alter, modify, delete or destroy any electronic copy of files created automatically in the ordinary course of business pursuant to the Receiving Party's standard archiving and back-up procedures.

6. **No License.** The Receiving Party acknowledges and agrees that nothing contained in this Agreement shall be construed as granting, expressly or by implication, to the Receiving Party any right or license to any inventions, technology, patent rights, copyrights, trademarks or other intellectual property rights of the Disclosing Party. Nothing in this Agreement grants the Receiving Party the right to retain, distribute or commercialize any Confidential Information, or to use it in any manner other than as expressly permitted by Section 3. Nothing in this Agreement shall impose any obligation upon either party to disclose any Confidential Information to the other party, to negotiate or consummate a Business Relationship or any other transaction with the other party, to continue discussions with the other party, or to prevent either party from pursuing similar discussions, negotiations and business relationships with third parties.

7. **NO WARRANTIES.** THE CONFIDENTIAL INFORMATION IS PROVIDED "AS IS." THE DISCLOSING PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE DISCLOSING PARTY MAKES NO WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION. THE DISCLOSING PARTY SHALL HAVE NO LIABILITY TO THE RECEIVING PARTY OR ANY OF THE RECEIVING PARTY'S REPRESENTATIVES RESULTING FROM THE RECEIVING PARTY'S OR ITS REPRESENTATIVES' RECEIPT OR USE OF CONFIDENTIAL INFORMATION.

8. **Term.** The term of this Agreement will begin on the Effective Date and expire on the first (1st) anniversary of the Effective Date. Either party may terminate this Agreement prior to its expiration upon thirty (30) days' prior written notice to the other party. The provisions of Section 3 through Section 16 of this Agreement, including the parties' respective rights and obligations

thereunder, shall survive expiration or any termination of this Agreement and continue for a period of ten (10) years from the date of such expiration or termination, except that the foregoing provisions and the parties' respective rights and obligations thereunder with respect to trade secrets within the Confidential Information will terminate only in accordance with Section 2.

9. **Notice.** Any notice permitted or required to be given under this Agreement shall be in writing and shall be delivered by personal delivery, by any method of mail (postage prepaid) requiring return receipt, by overnight courier, or by email, to the party to be notified at its address given on the signature page of this Agreement, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, three (3) days after the date of postmark; (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries; or (d) if delivered by email, on the next business day following the date of transmission.

10. **Entire Agreement.** This Agreement constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect to such subject matter, with the exception that any existing agreements between the parties relating to confidentiality obligations shall remain in effect. This Agreement may not be amended except by a writing signed by an authorized representative of each party.

11. **Non-Waiver.** The waiver from time to time by a party of any of its rights or its failure to exercise any right or remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement. No waiver by a party of a particular provision, right or remedy shall be effective unless in writing and signed by an authorized representative of such party.

12. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, without regard to its conflicts of laws principles.

13. **Injunctive Relief.** Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by such party, including, without limitation, the actual or threatened disclosure or unauthorized use of Confidential Information of the other party without the prior express written consent of the other party, the other party may suffer an irreparable injury such that no remedy at law would adequately protect or appropriately compensate the other party for such injury. Accordingly, each party agrees that the other party shall have the right to seek to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that the other party may have for a breach of this Agreement.

14. **Severability.** If any provision of this Agreement is found by a court or other governmental authority of competent jurisdiction to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law.

15. **Successors and Assigns.** Neither party shall assign or delegate any of its obligations under this Agreement (whether by merger, acquisition, operation of law or otherwise), unless such

category of assignment is to a competitor of the non-assigning party, in which case prior written consent must be obtained. No permitted assignment of this Agreement shall relieve the assigning party of its obligations hereunder. Any attempted assignment by a party in breach of this Section 15 will be null and void. Subject to the foregoing, the parties' rights and obligations under this Agreement will bind and inure to the benefit of their respective successors and permitted assigns.

16. Interpretation. The headings preceding the text of the sections of this Agreement are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

17. Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which, together with this writing, shall be deemed one and the same instrument. This Agreement may be executed by facsimile, PDF or electronic signatures, which signatures shall have the same force and effect as original signatures.

[Remainder of page intentionally left blank.]

In Witness Whereof, the parties have, by duly authorized persons, executed this Mutual Confidential Disclosure Agreement as of the Effective Date.

EOM Pharmaceuticals Inc.

By:

Name: Wayne I Danson

Title: Chief Financial Officer & Treasurer

Date: May 25, 2021

Address:
136 Summit Avenue
Suite 100
Montvale, NJ 07645

Immunocellular Therapeutics LTD

By: Gtitus

Name: Gary Titus

Title: Board of Directors

Date:

Address:
18375 Ventura Blvd., Suite 381
Tarzana, California 91356

EXHIBIT G

FORM OF 2021 EQUITY INCENTIVE PLAN

EOM PHARMACEUTICALS, INC.

2021 STOCK INCENTIVE PLAN

1. Purpose of Plan.

The purpose of the EOM Pharmaceuticals, Inc. 2021 Stock Incentive Plan (the "Plan") is to advance the interests of EOM Pharmaceuticals, Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company's achievement of its economic objectives.

2. Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1 "Board" means the Company's Board of Directors.

2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3 "Cause" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) with respect to a particular Participant, any other act or omission that constitutes "cause" as may be defined in any employment, consulting or similar agreement between such Participant and the Company or any Subsidiary.

2.4 "Change in Control" means an event described in Section 11.1 of the Plan.

2.5 "Code" means the Internal Revenue Code of 1986, as amended.

2.6 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7 "Common Stock" means the common stock of the Company, $0.001 par value per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8 "Disability" means the disability of the Participant means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9 "Effective Date" means ____________, but no Incentive Stock Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

2.10 "Eligible Recipients" means all employees, officers and directors of the Company or any Subsidiary, and any person who has a relationship with the Company or any Subsidiary.

2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.12 "Fair Market Value" means, with respect to the Common Stock, as of any date: (i) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the NASDAQ Global Select or Global Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the NASDAQ Global Select or Global Market, the closing bid price as of such date at the end of the regular trading session, as reported by the Nasdaq Capital Market, OTC Bulletin Board, The OTC Market, or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13 "Incentive Award" means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.14 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

2.15 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17 "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18 "Performance Criteria" means the performance criteria that may be used by the Committee in granting Performance Stock Awards contingent upon achievement of such performance goals as the Committee may determine in its sole discretion. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria.

2.19 "Performance Stock Awards" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan and which may be subject to the future achievement of Performance Criteria or be free of any performance or vesting conditions.

2.20 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.21 "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.22 "Retirement" means normal or approved early termination of employment or service.

2.23 "Securities Act" means the Securities Act of 1933, as amended.

2.24 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3. Plan Administration.

3.1. The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company's jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2. Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted, "underwater" Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d) and Section 11.4, an Option will be deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

4. Shares Available for Issuance.

4.1. Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be __________. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2. Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or

paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

4.3. Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Options.

5. Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

6.1. Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to any Incentive Stock Option (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3. Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the

Company or a Subsidiary for a certain period); provided, however, that if the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option was granted. In no case may an Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4. Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

6.5. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its legal department and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7. Restricted Stock Awards.

7.1. Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

7.2. Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

7.4. Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed

stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8. Performance Stock Awards.

8.1. An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

8.2. Restrictions on Transfers. The right to receive shares of Performance Stock Awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

9. Effect of Termination of Employment or Other Service.

9.1. Termination Due to Death or Disability. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option); and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.2. Termination Due to Retirement. Subject to Section 9.5 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such Retirement will be forfeited and terminate; and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.3. Termination for Reasons Other than Death, Disability or Retirement. Subject to Section 9.5 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the

employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such termination will be forfeited and terminate; and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.4. Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, the Committee may, in its sole discretion (which may be exercised in connection with the grant or after the date of grant, including following such termination), determine that upon a Participant's termination of employment or other service with the Company and all Subsidiaries, any Options (or any part thereof) then held by such Participant may become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant may vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

9.5. Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or the vesting of any Restricted Stock Award for a period of up to ninety (90) days in order for the Committee to make any determination as to the existence of Cause.

9.6. Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

10. Payment of Withholding Taxes.

10.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of

such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant's withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

11. Change in Control.

11.1. A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 25% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e) the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

11.2. Change in Control Definitions. For purposes of this Section 11:

(a) "Continuity Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a

member of the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b) "Bona Fide Underwriter" means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c) "Successor" means any individual, corporation, partnership, group, association or other "person," as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any "affiliate" (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company's business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company's outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise. For this purpose, an "affiliate" is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company; (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body or (iii) any entity that at the time of the approval of this Plan owns in excess of 10% of the Company's common stock and its affilates.

11.3. Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards that have been outstanding for at least six months will lapse.

11.4. Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that:

(a) Some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options ("Option Shares"), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Option Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares, (ii) immediately prior to such Change of Control, a number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Option Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares; or (iii) any combination of cash or shares of Common Stock with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and

(b) any Options which, as of the effective date of any such Change in Control, are "underwater" (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control; and

(c) some or all Participants holding Performance Stock Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Stock Awards that remain subject to issuance based upon the future achievement of Performance Criteria as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

11.5. Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 11.3 or the payment of cash or shares of Common Stock in exchange for all or part of an Option as provided in Section 11.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 11.4 will, to that extent, not apply.

12. Rights of Eligible Recipients and Participants; Transferability.

12.1. Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2. Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3. Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting (in the case of Restricted Stock Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during

the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of such Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c) Upon a Participant's request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.4. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13. Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14. Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company's stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or the NASDAQ Global Select, Global or Capital Market or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

15. Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date. The Plan will terminate at midnight on ________________, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

16. Miscellaneous.

16.1. Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles of any jurisdictions.

16.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.